United States
Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2010
Manhattan Associates, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-23999	58-2373424
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or organization)
2300 Windy Ridge Parkway, Suite 1000, Atlanta, Georgia
30339
(Address of Principal Executive Offices)
(Zip Code)
(770) 955-7070
(Registrant’s telephone number, including area code)
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     On Thursday, May 20, 2010, Manhattan Associates, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Atlanta, Georgia. As of the record date, March 31, 2010, there were 22,357,384 shares of common stock entitled to vote at the Annual Meeting. There were present at the Annual Meeting, in person or by proxy, holders of 20,600,501 shares representing 92.14% of the common stock entitled to vote at the Annual Meeting.
     The following directors were elected to hold office for a term at the Annual Meeting disclosed below or until their successors are elected and qualified, with the vote for the directors being reflected below:

	Term	Number of Votes
	Expires	For	Withheld	Non-Votes
John J. Huntz, Jr,	2013	18,544,660	1,302,658	753,183
Dan J. Lautenbach	2013	19,495,992	351,326	753,183
Thomas E. Noonan	2013	19,311,862	535,456	753,183
     The affirmative vote of the holders of a plurality of the outstanding shares of common stock represented at the Annual Meeting was required to elect the directors.
     Continuing Class I Directors serving until the 2011 Annual Meeting of Shareholders are Brian J. Cassidy and Paul R. Goodwin.
     Continuing Class II Directors serving until the 2012 Annual Meeting of Shareholders are Peter J. Kight, Deepak Raghavan and Peter F. Sinisgalli.
     The appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements and the Company’s internal controls over financial reporting for the year ending December 31, 2010, was ratified with 20,320,254 affirmative votes cast, 256,772 negative votes case, 23,475 abstentions and 0 non-votes. The affirmative vote of the holders of a majority of the outstanding shares of common stock represented at the Annual Meeting was required to ratify the appointment of Ernst & Young LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Manhattan Associates, Inc.
By:	/s/ Dennis B. Story
Dennis B. Story
Senior Vice President and Chief Financial Officer

Dated: May 24, 2010